UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Cars.com Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cars.com Inc.

300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

Notice of 2018 Annual Meeting of Stockholders

_________________________________

We are pleased to invite you to the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Cars.com Inc. (the “Company”), which will take place at 9:00 a.m., Central Time, on Friday, May 18, 2018 at the offices of Latham & Watkins LLP, 330 N. Wabash Avenue, Suite 2800, Chicago, Illinois 60611. This will be the Company’s first annual meeting of stockholders since the separation from its former parent, TEGNA Inc., on May 31, 2017.

The proxy statement for the Annual Meeting and accompanying proxy card is first being mailed to stockholders on or about April 13, 2018.

The purposes of the Annual Meeting are to:

1.	elect a board of eight directors;
2.	ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent certified public accountants for fiscal year 2018; and
3.	transact any other business that may properly come before the meeting or any adjournment(s) thereof.

Only stockholders of record at the close of business on March 21, 2018 are entitled to receive notice of, to attend and to vote at the Annual Meeting. If you plan to attend the Annual Meeting in person, please note the admission procedures described under “How Can I Attend the Annual Meeting?” on page 4 of the proxy statement.

It is extremely important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to date, sign and return the accompanying proxy card in the envelope provided to you, or to use the telephone (if you are a stockholder of record) or internet method of voting described on your proxy card, even if you plan to attend the Annual Meeting, so that if you are unable to attend the Annual Meeting, your shares can be voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If you should be present at the Annual Meeting and desire to vote in person, you may withdraw your proxy. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares.

By order of the Board of Directors

James F. Rogers
Chief Legal Officer and Secretary

April 13, 2018
Chicago, Illinois
_________________________________

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

MacKenzie Partners, Inc.

Toll-free at: (800) 322-2885

Collect at: (212) 929-5500

Email: proxy@mackenziepartners.com

Neither the Securities and Exchange Commission nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

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Welcome to Cars.com’s 2018 Proxy Statement

What We Do

Cars.com is a leading two-sided digital automotive marketplace creating meaningful connections between buyers and sellers. We empower consumers with resources and information to guide them in making informed car buying decisions around the 4Ps of Automotive Marketing™ (Product, Price, Place and Person). Providing partners with digital solutions and data-driven intelligence, Cars.com helps dealers improve sales and better manage their business.

We generate revenue primarily through the sale of digital advertising products for dealers and Original Equipment Manufacturers (OEMs). Cars.com’s dedicated and experienced salesforce provides deep market expertise and unmatched service at scale. We also generate revenue through the company’s affiliate sales channel.

Cars.com has evolved into one of the largest digital automotive marketplaces, providing best-in-class digital solutions to more than 21,000 dealer customers across the country and driving 400 million consumer site visits per year. We are transforming the online car shopping experience through trusted editorial content, on-the-lot mobile features, approximately 4.9 million new and used vehicle listings, innovative pricing tools, and the largest database of consumer reviews in the industry.

Our Strategy

Our strategy is rooted in the understanding that car shopping can be an overwhelming process that most consumers need help navigating. Cars.com is focused on curating a better shopping experience by helping people decide what car to buy, where to buy it, how much to pay and who to deal with. In doing so, we help dealers create meaningful, high-quality connections with in-market car shoppers, improving turn and enabling growth.

We are pursuing a strategic plan to position us as the leading online automotive marketplace for consumers, and enabler of the local dealer retail system by offering the most innovative digital solutions that drive sales and efficiencies for our partners. Cars.com strives to achieve this goal and increase value for stockholders through four key pillars of our roadmap to growth:

•	grow audience and connections;
•	convert affiliate opportunities;
•	maintain data and attribution leadership; and
•	provide innovative and relevant digital solutions to every segment of our dealer population.

Since becoming an independent public company in June 2017, our team has been rapidly driving forward to integrate new capabilities and additional talent across the business to execute on these key pillars. We continue to focus on accelerating organic growth, advancing progress as a digital solutions provider to dealers through the acquisitions of Dealer Inspire and Launch Digital Marketing completed in February 2018, strengthening the retail experience, deepening dealer connections and improving clarity of attribution while generating additional cash flow and enhancing stockholder value.

We have assembled experts on both our management team and Board of Directors who reflect a range of relevant disciplines and have deep knowledge of online marketplaces, finance, digital marketing, product development, technology and the automotive industry.

Today, we have the highest brand recognition in the industry among third-party sites in our category. Consumers know and trust the Cars.com brand and our unbiased content which provides more than 6 million consumer reviews and salesperson profiles designed to create a uniquely personalized car shopping experience. Celebrating our 20th anniversary in 2018, we are well positioned to enter new markets, continue transforming the car shopping experience and become the leading automotive marketplace for car buyers and sellers.

User Guide

General Information

Meeting Date	Time	Location	Record Date
May 18, 2018	9:00 a.m., Central Time	Offices of Latham & Watkins LLP (330 North Wabash Avenue, Suite 2800, Chicago, Illinois 60611)	March 21, 2018

Meeting Agenda

Proposal	Matter	Board Vote Recommendation
1	Election of Directors	“FOR” the election of each and all of the director nominees
2	Ratification of the Appointment of Auditors	“FOR”

Additional Information

Admission

•     Admission to the Annual Meeting is restricted to stockholders and/or their designated representatives.

•     All stockholders will be required to show valid picture identification in order to be admitted to the Annual Meeting.

•     If your shares are in the name of your broker or bank, you will also need to bring evidence of your stock ownership, such as your most recent brokerage account statement or a copy of your voting instruction form.

Proxy Materials	• This proxy statement and the accompanying proxy card were first mailed to our stockholders on or about April 13, 2018.
How to Vote

•     It is important that your shares be represented and voted at the Annual Meeting.

•     Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to date, sign and return the accompanying proxy card in the envelope provided to you, or to use the telephone (if you are a stockholder of record) or internet method of voting described on your proxy card, even if you plan to attend the Annual Meeting, so that if you are unable to attend the Annual Meeting, your shares can be voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

•     If you should be present at the Annual Meeting and desire to vote in person, you may withdraw your proxy. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares.

Our Board of Directors unanimously recommends that you vote “FOR” the election of each and all of the director nominees in Proposal 1 and “FOR” Proposal 2 on the accompanying proxy card or by telephone (if you are a stockholder of record) or via the internet as set forth on the proxy card.

The two proposals will be presented at the Annual Meeting for your vote. When voting by telephone (if you are a stockholder of record) or via the internet, you will be instructed as to how you may cast your vote on these proposals. If you received a printed copy of your proxy materials, space is provided on the accompanying proxy card to vote for or to withhold authority to vote for any or all of the director candidates in Proposal 1, and for, against or abstain from voting on Proposal 2.

Questions and Answers About the Meeting and Voting

Why am I receiving these proxy materials?

We are providing these proxy materials to holders of shares of the Company’s common stock, par value $0.01 per share, in connection with the solicitation of proxies by our Board of Directors for the forthcoming 2018 Annual Meeting of Stockholders to be held on May 18, 2018 at 9:00 a.m., Central Time, and at any postponement(s) or adjournment(s) thereof. The proxy materials include our Notice of Annual Meeting of Stockholders, this proxy statement and our 2017 Annual Report on Form 10-K. These materials also include the accompanying proxy card for the Annual Meeting. Proxy cards are being solicited on behalf of our Board of Directors. The proxy materials include detailed information about the matters that will be discussed and voted on at the Annual Meeting and provide updated information about our Company that you should consider in order to make an informed decision when voting your shares. The proxy materials are first being furnished to stockholders on or about April 13, 2018.

How can I attend the Annual Meeting?

Admission to the Annual Meeting is restricted to stockholders of record as of March 21, 2018 and/or their designated representatives.

All stockholders will be required to show valid picture identification. If your shares are in the name of your broker or bank, you will also need to bring evidence of your stock ownership, such as your most recent brokerage account statement or a copy of your voting instruction form. If you do not have valid picture identification or proof of your stock ownership, you will not be admitted to the Annual Meeting. For security purposes, packages and bags will be inspected and you may be required to check these items. Please arrive early enough to allow yourself adequate time to clear security.

How many shares must be present to hold the Annual Meeting?

The representation in person or by proxy of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum. Under our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware law, abstentions and “broker non-votes” are counted as present in determining whether the quorum requirement is satisfied. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

How can I vote my shares?

If you are a stockholder of record, you may vote by proxy in three convenient ways: by telephone, via the internet or by completing, signing and returning the enclosed proxy card in the pre-paid envelope provided. Simply follow the instructions provided on the enclosed proxy card.

If your shares are held in street name, please refer to the voting instructions provided by your bank, broker or other nominee to direct it how to vote your shares. Your vote is important. Follow the instructions from your nominee included with our proxy materials or contact your nominee to request a proxy form. To vote in person at the Annual Meeting, you must obtain a legal proxy from your nominee. Whether or not you plan to attend the Annual Meeting, we urge you to vote using your voting instruction card to ensure that your vote is counted.

What is a proxy?

It is your legal designation of another person to vote matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The form of proxy card accompanying this proxy statement designates each of Becky Sheehan, our Chief Financial Officer, and Jim Rogers, our Chief Legal Officer, as proxies for the Annual Meeting.

If I submit a proxy, how will my shares be voted?

By giving us your proxy, you authorize the individuals named as the proxies on the proxy card to vote your shares in accordance with the instructions you provide. You may vote for or to withhold authority to vote for any or all of the director candidates and you may vote for, against or abstain on Proposal 2. If you vote by telephone (if you are a stockholder of record) or via the internet, you must indicate how you wish to vote on each item.

If you sign and return a proxy card without indicating your instructions, your shares will be voted:

•	“FOR” the election of all eight of the director nominees, as described in this proxy statement; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018.

The individuals named as proxies on the proxy card to vote your shares also have the discretionary authority to vote your shares, to the extent permitted by Rule14 (a)-4(c) under the Exchange Act on any matter that is properly brought before the Annual Meeting. As of the date of this Proxy Statement, we knew of no other matters to be presented at the Annual Meeting.

If you are a beneficial owner of shares and do not instruct your bank, broker or other nominee how you want to vote, your shares may not be voted by a record holder and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting. Accordingly, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What is the difference between a stockholder of record and a stockholder who holds shares in street name?

If your shares are registered in your name, you are a stockholder of record. When you properly vote in accordance with the instructions provided in the accompanying proxy card, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.

If your shares are held in the name of your broker or other institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in street name. Your broker or other institution or its respective nominee is the stockholder of record for your shares. As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares in person, you must contact your broker or other institution to obtain a “legal proxy” granting you the authority to do so. When you properly vote in accordance with the instructions provided in the accompanying proxy card, you are giving your broker, other institution or nominee instructions on how to vote the shares they hold for you.

May my broker vote my shares for me?

Brokers and other nominees holding shares in street name for their customers are generally required to vote such shares in the manner instructed by their customers. In the absence of timely instruction from you, your broker or other nominee will have discretion to vote your shares on “routine” matters. Therefore, in the absence of timely instructions from you, your broker or other nominee may vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018 (Proposal 2), which is considered a routine matter. However, if you do not instruct your broker or other nominee on how to vote your shares regarding the election of directors (Proposal 1), then your shares may not be voted on this matter because it is not considered a routine matter. We urge you to instruct your broker or other nominee about how you wish your shares to be voted.

What are abstentions and broker non-votes?

An abstention occurs when a stockholder of record (which may be a broker or other nominee if you hold your shares in street name) is present at a meeting (or deemed present) but marks “Abstain” on one or more proposals.

A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares.

What is the record date and what does it mean?

The record date for the Annual Meeting is March 21, 2018. The record date is established by our Board of Directors as required by law and our Amended and Restated Bylaws. Owners of record of common stock at the close of business on the “record date” are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements of the meeting.

No stockholders becoming owners of record after the record date will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

What happens if I execute my proxy, but do not provide instructions on how I wish to vote?

If you execute your proxy but do not provide instructions with respect to the election of any director nominee in Proposal 1, your shares will be voted in accordance with the recommendation of our Board of Directors (“FOR” the election of each of the director nominees).

If you execute your proxy, but do not provide instructions on how you wish to vote on Proposal 2, your vote will be cast in accordance with the recommendation of our Board of Directors (“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018).

What matters will be voted on at the Annual Meeting, and what are the Board of Directors’ recommendations on the proposals?

We are seeking your input on the composition of our Board of Directors and on the ratification of the appointment of our auditor (Proposals 1 and 2, respectively).

We recommend you vote “FOR” the election of all of the director nominees recommended by our Board of Directors as described in this proxy statement.

We recommend you vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2018.

So far as our Board of Directors is aware, only the above matters will be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting the proxy.

How many votes are needed to approve the proposals, and what is the effect of broker non-votes or abstentions?

Proposal 1: Election of Directors

In order to be elected as a director, a director nominee must receive the affirmative vote of a majority of the votes cast for the election of directors. If a director nominee does not receive this majority vote, he or she is not elected. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors. For additional information on how your shares will be voted, see “If I submit a proxy, how will my shares be voted?” above.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares represented in person or by proxy is required to ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent certified public accountants for fiscal year 2018. Votes may be cast in favor of or against this proposal, or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on Proposal 2, your broker or nominee will have the discretion to vote your shares on Proposal 2. Therefore, we do not expect any broker non-votes on Proposal 2. However, if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the effect of a negative vote.

Other Items

If any other item requiring a stockholder vote should come before the meeting, the vote required will be determined in accordance with applicable law, the rules of the New York Stock Exchange (the “NYSE”), our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.

May I revoke my proxy or change my vote?

If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:

•	submitting a valid, later-dated proxy card in a timely manner;
•	submitting a later-dated vote by telephone (if you are stockholder of record) or via the internet in a timely manner;
•	giving written notice of such revocation to the Company’s Corporate Secretary prior to or at the Annual Meeting or by voting in person at the Annual Meeting; or
•	attending and voting at the Annual Meeting (although attendance at the meeting will not by itself revoke a proxy).

If your shares are held in street name (i.e., held of record by a broker, bank or other nominee) and you wish to revoke a proxy, you should contact your bank, broker or nominee and follow its procedures for changing your voting instructions. You also may vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker.

Is my vote confidential?

Proxies and ballots identifying the vote of individual stockholders will be kept confidential from our management and directors, except as necessary to meet legal requirements in cases where stockholders request disclosure or in a contested proxy solicitation.

All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will inspect and tabulate your proxy whether you vote by mail, by telephone (if you are a stockholder of record) or via the internet. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except as described above.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting. The final voting results, which are tallied and certified by independent inspectors, will be published as soon as possible thereafter.

Who is paying for the preparation and mailing of the proxy materials, and how will solicitations be made?

The Company will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail, electronic transmission, facsimile transmission or telegram. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material on our behalf to stockholders, and the Company will reimburse such institutions for their out-of-pocket expenses incurred. The Company has hired MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of up to $80,000, plus out-of-pocket expenses. In connection with its retention, MacKenzie Partners, Inc. has agreed to provide consulting and analytic services upon request.

In addition to mail and email, proxies may be solicited directly, in person or by telephone, mail, electronic transmission, facsimile transmission or telegram, by certain of our directors, officers and employees without special compensation, other than reimbursement for expenses.

What does it mean if I receive more than one package of proxy materials from the Company?

If you receive more than one package of proxy materials from the Company, this means that you have multiple accounts holding shares. These may include accounts with our transfer agent, Wells Fargo Shareowner Services, shares held by the administrator of our employee stock purchase plan and accounts with a broker, bank or other holder or record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card that you receive to ensure that all of your shares are voted.

Can stockholders and other interested parties communicate directly with the Board of Directors?

Yes. We invite stockholders and other interested parties to communicate directly and confidentially with the Board of Directors, the non-management directors as a group or any individual director by writing to any of these groups or individuals at c/o Cars.com Inc., Attention: Chairman of the Board, 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606. The Chairman of our Board of Directors will relay the communication to the full Board of Directors, director group or individual director as appropriate. See “Article 2: Corporate Governance – Committees of the Board of Directors – Communications With All Interested Parties.”

How can I obtain a stockholder list?

A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days prior to the Annual Meeting and during the Annual Meeting.

What is “householding”?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name who have elected to receive paper copies of our proxy materials will receive only one copy of our 2017 Annual Report on Form 10-K and this proxy statement unless one or more of these stockholders notifies us that they wish to receive multiple copies. This procedure will reduce our printing costs and postage fees. If any stockholder residing at such an address wishes to receive a separate copy of our 2017 Annual Report on Form 10-K or this proxy statement, or would like to receive separate copies of our future annual reports of proxy statements, he or she may contact our Corporate Secretary at Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, IL 60606 or by calling our Corporate Secretary at (312) 601-5000.

Proposal 1: Election of Directors

General

The director nominees are best positioned to serve our Company and our stockholders. Accordingly, our Board of Directors unanimously recommends that you vote on the accompanying proxy card or by telephone (if you are a stockholder of record) or via the internet as set forth on the proxy card “FOR” the election of each and all of the director nominees to serve as directors until the 2019 Annual Meeting of Stockholders, or, in each case, until their successors are elected and qualified.

Properly executed proxies will be voted as marked. Unmarked proxies will be voted in favor of electing the persons named below (each of whom is now a director) as directors to serve until the Company’s 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified. It is expected that all director nominees proposed by our Board of Directors will be able to serve on the Board of Directors if elected. However, if before the election one or more director nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining director nominees and for substitute director nominees chosen by the Board of Directors (unless the Board of Directors reduces the number of directors to be elected). If any substitute director nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute director nominees, discloses that such director nominees have consented to being named in the revised proxy statement and to serve on the Board of Directors if elected, and includes certain biographical and other information about such substitute director nominees required by the rules of the SEC.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

MacKenzie Partners, Inc.

Toll-free at: (800) 322-2885

Collect at: (212) 929-5500

Email: proxy@mackenziepartners.com

Our Board of Directors

Our Board of Directors was recruited and constituted in May 2017 in preparation for the Company’s separation from its former parent. In the nine months since Cars.com has been an independent publicly traded company, our Board of Directors has already helped the Company make significant progress in advancing its objectives of recapturing affiliate business, improving operations, strengthening and enhancing the management team and making an important and strategic acquisition. Our Board of Directors believes there is more work to be done and continues to be keenly focused on creating stockholder value. To that end, our Board of Directors, composed of the director nominees, has the requisite expertise to achieve this important objective, including the financial acumen, risk management experience and audit, tax and accounting expertise that any successful company needs. But, crucially, our directors also have the skills we need to oversee the execution of our strategy to restore traffic to at or above leadership levels, aggressively pursue the conversion of affiliate territories and invest in digital dealer solutions for the benefit of our dealer customers.

Our directors have significant combined experience serving companies that have built industry-leading online brands, including:

•	Rightmove, the United Kingdom’s number one online real estate company;
•	SurveyMonkey, the world’s largest online survey company;
•	Ascential, a global business-to-business media company;
•	Travelport, a travel commerce platform for the travel and hospitality industry;
•	Orbitz Worldwide (sold to Expedia in 2015), an online travel agency; and
•	HomeAway (sold to Expedia in 2015) an internet marketplace for vacation rentals.

Our Board of Directors has deep experience in online marketing and ecommerce, with several directors holding executive positions with specific responsibility for digital customer strategies and online brand positioning at Office Depot, Kohl’s and Best Buy.

Finally, our Board of Directors has an extensive background in mergers and acquisitions. In addition to first-hand experience of consolidation, M&A and divestitures within companies, one of our directors was a Senior Managing Director in the M&A group at the Blackstone Group, one of the world’s leading investment firms.

Our Board of Directors is well positioned to ultimately deliver on our goal of becoming the leading online automotive marketplace for buyers and sellers.

Name	Age	Principal Occupation
Scott Forbes (Chairman)	60	Chairman, Rightmove plc and Ascential plc
Jerri DeVard	59	Executive Vice President and Chief Customer Officer, Office Depot, Inc.
Jill Greenthal	61	Senior Advisor, the Blackstone Group
Thomas Hale	49	President, SurveyMonkey Inc.
Donald A. McGovern, Jr.	67	Retired Vice Chairman, Global Assurance, PricewaterhouseCoopers LLP
Greg Revelle	40	Chief Marketing Officer, Kohl’s Corp.
Bala Subramanian	46	Chief Digital Officer, Best Buy Company, Inc.
T. Alex Vetter	47	President and Chief Executive Officer, Cars.com Inc.

Meet the Director Nominees

Below are summaries of the principal occupation, business experience, background, and key skills and qualifications of each of the director nominees. The key skills and qualifications are not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board of Directors, but rather the specific skills and qualifications that led to the conclusion that such person should serve as a director of the Company.

Scott Forbes (Chairman)

Director since: 2017 Independent Age: 60

•Chairman, Rightmove plc; Chairman, Ascential PLC

Through his significant board and leadership experience across online marketplaces, and the travel, real estate and media industries, Scott brings decades of expertise in building online brands, mergers and acquisitions, divestitures, operations, and finance and public company operations as well as leadership in corporate governance practices.

•Chair, Compensation Committee; Member, Nominating and Corporate Governance Committee

•Other Public Company Board Service: Chairman, Rightmove plc (2005 – Present), Chairman, Ascential PLC (2016 – Present), Travelport Limited (2016 – Present)

•Recent Past Public Company Board Service: Director and Chairman, Orbitz Worldwide, Inc. (2013 – 2015)

Scott has nearly 40 years of experience in operations, finance, mergers and acquisitions, business integration, and building online brands. Scott has had significant board experience with companies in the real estate, travel and media industries. He currently serves as Chairman of Rightmove plc, the UK’s number one online real estate company, and Ascential, an international business-to-media company.

He previously served as a Director and the Chairman of Orbitz Worldwide, Inc. from June 2013 until its sale to Expedia Inc. in September 2015. Scott also served as a consultant and director of NetJets Europe, a subsidiary of Berkshire Hathaway, from January 2008 to October 2009. From 1990 to 2005, Scott held several senior level positions at Cendant Corporation and its predecessor HFS Inc., which was a leading global provider of travel and residential real estate services, operating in more than 100 countries. He established Cendant’s international headquarters in March 1999 and was Cendant’s chief executive for Europe, Middle East, Africa and Asia. During his tenure as group managing director, Scott led and participated in over 45 acquisitions and divestiture transactions and had additional portfolio responsibilities for non-travel and non-real estate related companies such as National Car Parks Ltd., Green Flag Limited and Cims.

Scott holds a BS in Accounting from Rutgers University.

Jerri DeVard

Director since: 2017 Independent Age: 59

•Executive Vice President and Chief Customer Officer, Office Depot, Inc.

Through her extensive marketing leadership experience at large global brands, Jerri brings in-depth knowledge of strategic, operational and financial aspects of integrated and online marketing along with expertise in brand management, customer engagement and eCommerce.

•Member, Compensation Committee; Nominating and Corporate Governance Committee

•Other Public Company Board Service: Under Armour, Inc. (2017 – Present)

•Recent Past Public Company Board Service: The ServiceMaster Company, LLC (2016 – 2018), Belk Inc. (2010 – 2016), Gurwitch Products, LLC (2009 – 2011), Tommy Hilfiger Corporation (2004 – 2006)

•Recent Past Public Company Advisory Board Service: PepsiCo Inc. (2002 – 2012)

Jerri has more than 30 years of extensive multi-cultural marketing, eCommerce, brand management and leadership experience at large global brands. Jerri currently serves as the Executive Vice President and Chief Customer Officer of Office Depot, Inc., a global supplier of office products and services, where she leads the eCommerce and Customer Service functions, as well as Marketing and Communications. She initially joined Office Depot as Executive Vice President and Chief Marketing Officer in September of 2017, shortly before Office Depot acquired CompuCom Systems Inc. as part of its strategic transformation to a broader business services and technology products platform.

From March 2014 until May 2016, Jerri also served as the Vice President and Chief Marketing Officer of The ADT Corporation, a leading provider of home and business security services. She led ADT’s marketing efforts and oversaw all strategic, operational and financial aspects of its integrated marketing programs, which included brand advertising, digital marketing, communications, lead generation, sponsorships and more. From July 2012 to March 2014, Jerri was Principal of DeVard Marketing Group, a firm specializing in advertising, branding, communications and traditional/digital/multicultural marketing strategies. Prior to that, she served as the Executive Vice President and Chief Marketing Officer of Nokia Corporation from January 2011 to June 2012. Additionally, from 1998 until January 2003, she served as Chief Marketing Officer at Citi. Jerri has also held senior marketing roles at Verizon Communications Inc., Revlon Inc., Harrah’s Entertainment, Inc., the NFL’s Minnesota Vikings and the Pillsbury Company.

Jerri holds an MBA in Marketing from Atlanta University Graduate School of Business and a BA in Economics from Spelman College, where she served as a member of the board of trustees from 2005 to 2014.

Jill Greenthal

Director since: 2017 Independent Age: 61

•Senior Advisor, The Blackstone Group

Through her experience as a leading investment banker and advisor, counseling global technology and media companies as they build and finance their businesses, Jill brings an extensive understanding of the internet, technology and media business as well as corporate finance and mergers and acquisitions.

•Chair, Nominating and Corporate Governance Committee; Member, Audit Committee

•Other Public Company Board Service: Akamai Technologies, Inc. (2007 – Present), Houghton Mifflin Harcourt (2012 – Present)

•Recent Past Private Company Board Service: The Weather Channel (2009 – 2018)

•Recent Past Public Company Board Service: TEGNA (2015 – 2017), The Michaels Companies, Inc. (2011 – 2015), Orbitz Worldwide, Inc. (2007 – 2013)

Jill has advised and financed media companies for over 30 years, having worked in all sectors of the business. Since 2007, Jill has been a Senior Advisor in Private Equity at the Blackstone Group, a global asset management firm where she works closely with the global media and technology teams to assist in investments in those sectors. From 2003 until 2007, Jill served as a Senior Managing Director in Blackstone’s M&A group.

Prior to joining Blackstone, Jill was Co-Head of the Global Media Group, a member of the Executive Board of Investment Banking and Co-Head of the Boston Office at Credit Suisse First Boston (CSFB), an investment bank. She was also Co-Head of the Boston office of Donaldson, Lufkin & Jenrette (DLJ), before its acquisition by CSFB. Prior to joining DLJ, she was Head of the Media Group at Lehman Brothers.

Jill is also a Trustee of the Dana-Farber Cancer Institute, The James Beard Foundation and Simmons College, and is an Overseer of the Museum of Fine Arts in Boston.

Jill holds an MBA from Harvard Business School and a BA in Economics from Simmons College.

Thomas Hale

Director since: 2017 Independent Age: 49

•President, SurveyMonkey Inc.

With his leadership positions at multiple successful online companies, Tom brings comprehensive experience with web marketplaces, subscription businesses, and product and technology operations, as well as financial expertise and significant management, leadership and operational experience.

•Member, Audit Committee; Nominating and Corporate Governance Committee

•Recent Past Public Company Board Service: ReachLocal, Inc. (2014 – 2016), Intralinks Holdings, Inc. (2008 – 2017)

Tom is the President of SurveyMonkey, Inc., the world’s largest online survey company. Before joining SurveyMonkey, he served as the Chief Operating Officer of HomeAway, Inc., an internet marketplace for vacation rentals, where he managed the engineering, product, design and IT/operations teams and led the company through its initial public offering and subsequent acquisition by Expedia. During his tenure at HomeAway, he transformed the company from an advertising venue into a payments-enabled marketplace serving both the peer-to-peer consumer and the business-to-business property manager markets.

Prior to joining HomeAway, Tom served as the Chief Product Officer of Linden Lab, a privately held American internet company, where he redesigned the consumer experience of Second Life, the largest user created 3D virtual world. Prior to that, Tom held several executive positions at Macromedia, where he built out the company’s developer and knowledge worker strategies. Following the acquisition of Macromedia by Adobe Systems Incorporated, Tom was responsible for the Acrobat family of products, including the revamped user experience for Acrobat and integration of the real-time collaboration tool Adobe Connect.

Tom previously served as a member of the board of directors of ReachLocal, Inc., a public business-to-business digital marketing services firm, before its sale to Gannett Company, Inc., and of Intralinks Holdings, Inc., a public global technology provider of enterprise content management solutions, before its sale to Synchronoss Technologies, Inc.

Tom holds a BA in History and Literature from Harvard University.

Donald A. McGovern, Jr.

Director since: 2017 Independent Age: 67

•Retired Vice Chairman, Global Assurance, PricewaterhouseCoopers LLP

Through decades of leadership at PwC, Don brings wide-ranging financial, accounting, audit experience, IPO, restructuring, divestiture and mergers and acquisitions experience.

•Chairman, Audit Committee; Member, Compensation Committee

•Other Public Company Board Service: CRH PLC (2013 – Present)

•Private Company Board Service: eAsic Corporation (2015 – Present), Neuraltus Pharmaceuticals, Inc. (2014 – Present)

Don has deep financial and accounting experience, having retired from PricewaterhouseCoopers LLP in June 2013 following a 39-year career with the firm. During his time at PwC, Don directed the U.S. firm's services for large public company clients and gained extensive securities experience related to initial public offerings and other registration statements, periodic reporting, mergers and acquisitions, restructurings and divestitures and the adoption and implementation of complex accounting standards and other regulatory standards. He was the Engagement Partner on over 20 Silicon Valley IPOs and concurring partner on at least 15 other IPOs.

He served as Vice Chairman, Global Assurance, and held various other leadership roles at PwC, including lead director of the board of partners and principals of the U.S. firm and a member of PwC’s Global Board.

Don is also a member of the NASDAQ Private Market Advisory Council and a member of the American Institute of Certified Public Accountants.

Don holds an MBA from DePaul University and a BA in History and Political Science from Marquette University.

Greg Revelle

Director since: 2017 Independent Age: 40

•Chief Marketing Officer, Kohl’s Corp.

With senior leadership experience in marketing at each of Kohl’s, Best Buy and AutoNation, Greg brings expertise in digital transformation, brand positioning, media, customer strategy and traffic generation, as well as sophisticated analytics capabilities and automotive marketing experience.

•Member, Audit Committee; Compensation Committee

•Other Board Service: The Advertising Council (2016 – 2017)

Greg is the Chief Marketing Officer of Kohl’s Corp., where he is responsible for the overall marketing organization and strategy, including the company’s focus on driving customer engagement through analytics, enhancing the loyalty platform, delivering personalization, increasing customer acquisition, accelerating traffic and building overall brand position.

Prior to joining Kohl’s, Greg was the Chief Marketing Officer of Best Buy Company, Inc., where he led the company’s digital transformation along with redefining Best Buy’s brand positioning and customer strategy, developing sophisticated analytics capabilities, driving significant growth in the company’s loyalty program and enhancing operational efficiency. Prior to Best Buy, Greg served as the Chief Marketing Officer of AutoNation, Inc., where he rebranded the company to consolidate 15 regional brands into one unified national brand, and developed and launched new web and mobile app E-Commerce platforms. He also served as the Vice President of Worldwide Online Marketing at Expedia Inc. and as an investment banker at Credit Suisse.

Greg holds an MBA from Harvard Business School and a BA in Finance and Economics from Princeton University.

Bala Subramanian

Director since: 2018 Independent Age: 46

•Chief Digital Officer, Best Buy Company, Inc.

From his experience at Best Buy and T-Mobile, Bala brings digital, technology and strategy expertise across business development, corporate digital transformation, best-in-class customer experiences, technology team management and investment oversight.

•Member, Audit Committee; Compensation Committee

Bala is an experienced technology and digital executive with over 15 years of leadership and management experience in digital transformations and building out best-in-class consumer experiences in competitive environments. He is a highly respected executive with a proven track record of building high-powered organizations capable of delivering complex, reliable and highly-scalable solutions. Bala is currently the Chief Digital Officer of Best Buy Company, Inc., a specialty retailer of consumer electronics, personal computers, entertainment software and appliances, where he is responsible for Best Buy's Digital Organization, including technology strategy, various growth initiatives and the product teams that support the company’s $6 billion eCommerce business. Prior to that, Bala served as the Chief Technology Officer of Best Buy from 2012 to 2017.

From 2008 to 2012, Bala served as Vice President, Technology Strategy and Enterprise Architecture of T-Mobile USA, Inc., one of the largest providers of wireless voice and data communications services in the United States. He held various leadership and technology strategist roles at T-Mobile from 2000 to 2008, including Senior Director, Systems Engineering & Strategy. During his time at T-Mobile, Bala was responsible for all aspects of architecture and technology strategy for the company.

Prior to 2000, Bala held various positions at Omnipoint Communications Services, Inc., Ericsson, Inc. and DSC Communications, Inc.

Bala holds an MBA from The Fuqua School of Business at Duke University, an MS from the University of Oklahoma and a Bachelor of Engineering from University of Madras.

T. Alex Vetter

Director since: 2017 President and CEO Age: 47

•President and Chief Executive Officer, Cars.com Inc.

As a co-founder of Cars.com and with 20 years of experience at the company, Alex brings an unparalleled knowledge of our business, as well as critical working relationships with all of our major customers, partners and senior executives.

•Private Company Board Service: RepairPal, Inc. (2014 – Present), Media Management Technologies, Inc. (2005 – 2015)

Alex co-founded Cars.com and has served as President and Chief Executive Officer since November 2014. As one of the founding members of Cars.com, Alex has helped shape the company from its initial concept into the leading digital automotive marketplace, which is recognized as a leader in both the automotive and online advertising spaces. Prior to serving as Chief Executive Officer, Alex served in a number of senior management roles for Cars.com, spanning product development, customer service, training, operations and sales.

From 2006 until 2014, Alex served as Cars.com’s Senior Vice President and Chief Operating Officer, bringing an intimate knowledge of the company’s business as well as close working relationships with all major Cars.com customers, partners and senior executives. In his roles as Senior Vice President and Chief Operating Officer, Alex envisioned and executed on a strategy to grow Cars.com’s revenue from $200 million to over half a billion in sales across seven distinct sales channels, and successfully scaled the business across diverse client bases ranging from local operators to Fortune 100 companies.

Prior to Cars.com, Alex served as Manager of Business Development of Classified Ventures from 1997 to 1998, and as Business Development Manager of Tribune Interactive/Tribune Media Services from 1996 to 1997.

Alex holds a BA in History and Psychology from Providence College.

Stockholder Approval Required

In order to be elected as a director, each director nominee must receive the affirmative vote of a majority of the votes cast for the election of directors. If a director nominee does not receive this majority vote, he or she is not elected.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH AND ALL OF THE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

MacKenzie Partners, Inc.
Toll-free at: (800) 322-2885
Collect at: (212) 929-5500

Email: proxy@mackenziepartners.com

Board Governance

Director Independence

Our Board of Directors’ categorical standards of director independence are consistent with NYSE listing standards and are available in the Company’s Corporate Governance Guidelines on our website at investor.cars.com under “Governance – Governance Documents.” Our Board of Directors has determined that Scott, Jerri, Jill, Tom, Don, Greg and Bala meet these standards and are independent directors for purposes of the NYSE listing standards. Our Board of Directors does not consider Alex to be independent. All current members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent.

Meeting Attendance

We expect directors to attend all meetings of our Board of Directors and the committees on which they serve. Our Board of Directors held three meetings in 2017 following the separation of our Company from our former parent, TEGNA. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which they served during fiscal year 2017.

Board Leadership Structure

Our Board of Directors has no policy regarding the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Currently, the roles of Chairman of the Board of Directors and Chief Executive Officer are separate. We believe this structure: (i) promotes balance between the Board of Directors’ independent authority to oversee our business, on the one hand, and the Chief Executive Officer and our management team who manage the business on a day-to-day basis, on the other hand; and (ii) allows the Chief Executive Officer to focus his time and energy on operating and managing the Company and to leverage the experiences and perspectives of the Chairman of the Board of Directors. If our Board of Directors chooses to combine these roles in the future, a Lead Director will be appointed annually by the independent directors.

The duties of the Chairman of the Board of Directors include:

•	presiding over all meetings of the Board of Directors and all executive sessions of non-management directors;
•

serving as liaison on board-wide issues between the Chief Executive Officer and the non-management directors, although Company policy also provides that all directors shall have direct and complete access to the Chief Executive Officer and other members of senior management at any time as they deem necessary or appropriate, and vice versa;

•	in consultation with the Chief Executive Officer, reviewing and approving agendas and materials for meetings of the Board of Directors;
•	reviewing and approving meeting schedules to assure there is sufficient time for discussion of all agenda items;
•	calling meetings of the non-management directors, if desired; and
•	being available when appropriate for consultation and direct communication if requested by stockholders.

Our Corporate Governance Guidelines provide that the independent directors meet in regularly scheduled executive sessions without management, which our directors have regularly done.

Director Nomination Process

Our Board of Directors believes that an appropriate balance of skills and experience is important for an effective board of directors. The Nominating and Corporate Governance Committee is responsible for establishing director qualification criteria and identifying the key competencies, skills and desired areas of expertise for the Board of Directors as a whole. When evaluating potential directors for nomination to the Board of Directors, the Nominating and Corporate Governance Committee considers: (i) whether the candidate has demonstrated, by significant accomplishment in his or her field, an ability to contribute meaningfully to the Board of Directors’ oversight of the business and affairs of the Company; (ii) the candidate’s reputation for honesty and ethical conduct in his or her personal and professional activities; (iii) the candidate’s specific experience and skills, relevant industry background and knowledge in light of the perceived needs of the Company (including, in particular, knowledge of automotive and automotive marketing, customer engagement experience, e-commerce industries and familiarity with information technology generally); and (iv) other factors it deems relevant. The Nominating and Corporate Governance Committee also takes into account diversity, background and experience, and seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board of Directors’ discussions and decision-making process.

Nominations of candidates for our Board of Directors by our stockholders for consideration at the Annual Meeting are subject to the deadlines and other requirements described under “Miscellaneous - Stockholder Proposals.”

Alex Vetter has been with our Company since the launch of Cars.com in 1998. Jill Greenthal, who joined our Board of Directors in connection with the separation of our Company from our former parent, TEGNA, had served on the board of TEGNA prior to the separation. The other members of our Board of Directors were identified by a nationally recognized search firm first retained by TEGNA prior to the separation to assist in seeking qualified director candidates to join our Board of Directors in connection with the separation or as soon thereafter as practicable. The search firm was provided a range of capabilities and experience that are most relevant to our business and board and charged with identifying prospective candidates offering such skills and experiences. The range included: prior public company board experience; extensive experience in the automotive marketplace field and online marketplaces; broad consumer and business-to-business marketing experience; product and technology experience; financial expertise; and experience relevant to the Company’s advertising business and its strategic efforts in digital marketing, social media and mobile content. The search firm also evaluated personal characteristics, such as a demonstrable passion for the Company’s business, diversity reflective of the communities the Company serves, and capacity to be an active board member. Prior to the separation, prospective candidates identified by the search firm were interviewed by executives of TEGNA and certain other members of TEGNA’s board of directors. After the separation, members of the Nominating and Corporate Governance Committee, selected members of the Board of Directors and our chief executive officer interviewed prospective candidates.

Committees of the Board of Directors

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The charter of each committee is available, free of charge, on our Investor Relations website at investor.cars.com under “Governance – Governance Documents.”

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Scott		Chair	X
Jerri		X	X
Jill	X		Chair
Tom	X		X
Don	Chair	X
Greg	X	X
Bala	X	X
Alex

Audit Committee

The Audit Committee assists our Board of Directors in its oversight of the integrity of our financial statements and the qualifications, independence and performance of our independent auditor. The Audit Committee has discretion to appoint annually our independent auditor, to evaluate its independence and performance and to set clear hiring policies for the independent auditor’s employees or former employees.

The Audit Committee’s responsibilities include the following:

•	the accounting and financial reporting processes of the Company;
•	the integrity of the financial statements of the Company;
•	the independent auditor’s qualifications, performance, compensation and independence;
•	the design, implementation and performance of the Company’s internal audit function;
•	the compliance by the Company with legal and regulatory requirements;
•	reviewing and approving or ratifying related person transactions between us or our subsidiaries and related persons; and
•	Company policies with respect to risk assessment and risk management.

The current members of the Audit Committee are Don (Chair), Jill, Tom, Greg and Bala, each of whom our Board of Directors has determined to be “independent” under the NYSE corporate governance rules and Rule 10A-3(b)(1)(iv)(A) under the Securities Exchange Act. Our Board of Directors has determined that each member of the Audit Committee meets the NYSE’s financial literacy requirements and that Don qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee met five times in 2017 following the separation of our Company from our former parent, TEGNA.

Compensation Committee

The Compensation Committee discharges our Board of Directors’ responsibilities relating to compensation of the Company’s directors, executives and senior officers and has overall responsibility for the Company’s compensation plans, policies and programs. The Compensation Committee’s duties and responsibilities include reviewing and approving on an annual basis corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers, including members of the Cars.com executive team and other officers of the Company.

The current members of the Compensation Committee are Scott (Chair), Jerri, Don, Greg and Bala. Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of the SEC as well as those of the NYSE. The Compensation Committee met five times during 2017 following the separation of our Company from our former parent, TEGNA.

The Compensation Committee has primary responsibility for administering our Omnibus Incentive Compensation Plan and in that role, is responsible for approving equity grants to the Company’s senior officers. The Compensation Committee has delegated to the Chair of the Compensation Committee (and any other member of the Compensation Committee designated in writing by the Chair of the Compensation Committee, acting together) the authority for approving equity grants to employees with a grant date value of $50,000 or less (inclusive of any other grants to the same individual in a calendar year). This provides flexibility for equity grants to be made to employees below the senior leadership level who are less familiar to the Compensation Committee.

The Compensation Committee also oversees the organization plan and senior officer succession planning in consultation with the nominating and corporate governance committee.

Under its charter, the Compensation Committee may, in its sole discretion, retain or obtain advice of a compensation consultant, independent legal counsel or other adviser. The Compensation Committee is directly responsible for the appointment, compensation and oversight of any such consultant, counsel or adviser, and the Company shall provide appropriate funding for payment of reasonable compensation to any such consultant, counsel or adviser, as determined by the Compensation Committee. In selecting a consultant, counsel or adviser, the Compensation Committee evaluates its independence.

During 2017, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its sole consultant to advise it on executive compensation matters. Prior to and following the separation of our Company from our former parent, TEGNA, Meridian provided executive compensation services and advice to TEGNA, for which Meridian received customary fees. Meridian’s work for TEGNA included providing guidance regarding the treatment of equity compensation awards and related matters associated with the separation. Meridian’s extensive familiarity with the Company’s executive compensation programs in place upon the separation was a key factor in its retention. After considering factors used by the Compensation Committee to evaluate independence, the Compensation Committee determined that Meridian is an independent compensation consultant in accordance with applicable SEC and NYSE rules.

Meridian participates in Compensation Committee meetings as requested by the Chair of the Compensation Committee and communicates directly with the Chair of the Compensation Committee outside of meetings. Since its retention following the separation, Meridian has provided the following services to the Compensation Committee:

•

participated in Compensation Committee executive sessions without management present to assist in analyzing executive compensation practices and trends, the appropriate relationship between pay and performance and other relevant compensation-related matters;

•	advised regarding market trends and best practices in connection with the adoption of the Company’s 2017 Change-in-Control Severance Plan and Executive Severance Plan;
•	consulted with management and the Compensation Committee regarding market data used as a reference for pay decisions;
•	participated in the design of the Company’s 2017 equity award program and recommended policy and plan changes commencing in 2017; and
•	advised regarding the Company’s director compensation program.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to our corporate governance matters, including:

•	assisting the Board of Directors by identifying individuals qualified to become members thereof, consistent with criteria approved by the board of Directors;
•	advising, educating and making recommendations to the Board of Directors on corporate governance matters;
•	recommending board of director committee appointments and chairs;
•	overseeing executive management succession planning in consultation with the Compensation Committee; and
•	leading the Board of Directors in its annual review of the performance of management and of the Board of Directors itself and its committees.

The current members of the Nominating and Corporate Governance Committee are Jill (Chair), Scott, Jerri and Tom, all of whom have been determined by the Board of Directors to be “independent” under the NYSE corporate governance rules. The Nominating and Corporate Governance Committee met four times in 2017 following the separation of our Company from our former parent, TEGNA.

Corporate Governance

The Board of Director’s Role in Risk Oversight

Our business faces various risks, including strategic, financial, legal, operational and accounting risks. Identifying, managing and mitigating our exposure to these risks and effectively overseeing this process are critical to our operational decision-making and annual planning processes. While management is responsible for the day-to-day management and mitigation of risk, our Board of Directors has ultimate responsibility for risk oversight. Management reviews and discusses risks with the Board of Directors as part of the business and operating review conducted at each of the regular meetings of the Board of Directors.

While the Board of Directors has primary responsibility for overseeing the Company’s risk management, each committee of the Board of Directors also considers risk within its area of responsibility. Each committee regularly reports back to the Board of Directors on its risk oversight activities, and also oversees risks arising from related-party transactions. The Audit Committee has primary oversight of our financial reporting, internal control and compliance risks. At least quarterly, the Audit Committee meets separately with our internal auditor and representatives from our independent auditor. In addition, management regularly reports to the Audit Committee on litigation and regulatory developments and our compliance with the Sarbanes-Oxley Act of 2002, as amended, and other corporate compliance policies. The Compensation Committee reviews risks arising from our executive compensation programs. The Nominating and Corporate Governance Committee oversees risks related to our governance structure and succession planning. See “Article 8: Certain Relationships and Related-Persons Transactions” for further discussion of the nominating and corporate governance committee’s role in the review and approval of related-party transactions.

Communications With All Interested Parties

If a stockholder or any interested party has any concern, question or complaint regarding any accounting, auditing or internal controls matter, any issues arising under our Code of Conduct or any other matter that he or she wishes to communicate with the Board of Directors, the non-management directors as a group or any individual director, the stockholder or interested party may write to any of these groups or individuals at c/o Cars.com Inc., Attention: Chairman of the Board, 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606. The Chairman of our Board of Directors will relay the communication to the full Board of Directors, director group or individual director as appropriate. From time to time, the Board of

Directors may change the process for stockholder communication with the Board of Directors or its members. Refer to our website at investor.cars.com under “Governance” for any changes in this process.

Whistleblower Hotline

The Board of Directors has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Conduct or other matters. Any employee, stockholder or other interested party may call the hotline and submit a report. The hotline is operational 24 hours a day, seven days a week. Information on our hotline is available in our Ethics Reporting Guidelines, which are available on our website at investor.cars.com under “Governance.”

Availability of Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Conduct, Ethics Reporting Guidelines and other corporate policies may be viewed on our website at investor.cars.com under “Governance.” In addition, these documents are available in print to any stockholder who requests them by writing to Investor Relations at the Company’s headquarters.

Compensation Committee Interlocks and Insider Participation

Scott, Jerri, Don and Greg are the members of the Compensation Committee. No Compensation Committee member has ever been an officer or employee of the Company. No executive officer of the Company currently serves, or during the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Share Ownership and Retention Policy

Our non-employee directors are subject to minimum share ownership and share retention requirements. Under these requirements, our non-employee directors are expected to hold shares of our common stock with a value of three times the annual cash retainer (the current requirement is $225,000). Our non-employee directors are expected to hold at least 50% of the shares received from Cars.com as compensation until the stock ownership requirements are met.

Compensation of Non-Employee Directors

Under the Cars.com Outside Director Compensation Program, each of our non-employee directors receives the following for the applicable director compensation year:

•	an annual cash retainer of $75,000, payable quarterly;
•

an annual equity award in the form of restricted stock units (“RSUs”) with a grant date value equal to $150,000, which award will vest on the terms described in the table below and be eligible for dividend equivalents which would be deemed to be reinvested in shares of our common stock; and

•

an additional annual cash retainer fee of $20,000 to committee chairs and an additional annual equity award in the form of RSUs with a grant date value equal to $75,000 to the independent Chairman of the Board of Directors, which award will vest on the terms described below and be eligible for dividend equivalents.

Commencing with the 2018 equity awards, non-employee directors have been afforded the option to defer receipt of their awards after their vesting date. Distribution of the 2017 equity awards to non-employee directors is generally automatically deferred until the termination of service of the directors.

2017 Director Compensation Table

The following table shows the compensation paid to our non-employee directors for their service on the Board of Directors during the fiscal year ending on December 31, 2017. Alex, our President and Chief Executive Officer, did not receive additional compensation for his service on our Board of Directors. Alex’s compensation is described in the “2017 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott Forbes	55,417	525,027	-	-	-	-	580,444
Jerri DeVard	43,750	150,008	-	-	-	-	193,758
Jill Greenthal	55,417	150,010	-	-	-	-	205,427
Thomas Hale	43,750	150,008	-	-	-	-	193,758
Donald A. McGovern, Jr.	55,417	150,008	-	-	-	-	205,425
Greg Revelle	43,750	150,008	-	-	-	-	193,758
(1)	Includes an annual cash retainer of $75,000 and an additional annual cash retainer of $20,000 for service as a committee chair, if applicable, each prorated for 2017 and paid quarterly.
(2)

On June 9, 2017, an annual equity award in the form of 5,812 RSUs was granted to each non-employee director based on a grant date value equal to $150,000 with the exception of Jill; Jill received 969 RSUs based on a grant date value equal to $25,000. Jill received a grant on May 4, 2017 from TEGNA, the former parent company of Cars.com of which she was a director, based on a grant date value equal to $125,000; this award was converted into 4,343 Cars.com RSUs at the time of the separation from TEGNA. The $25,000 grant was designed to equalize Jill’s grant with those of the other directors. Scott received an additional annual equity award of 2,906 RSUs based on a grant date value equal to $75,000 for serving as the independent chair. Each of these RSUs, except Jill's award under TEGNA, will generally vest on the earlier of the one-year grant date anniversary or the day before the Annual Meeting; Jill's converted award from TEGNA generally vests in quarterly installments from the grant date through the one-year anniversary of the grant. In addition, Scott also received a one-time award of 11,624 RSUs based on a grant date value of $300,000 for his additional duties supporting our executive team after the separation from TEGNA, which award will generally vest in equal installments on the first three anniversaries of the grant date. RSUs will fully vest if a non-employee director leaves our Board of Directors due to death or disability. RSUs will also fully vest and be paid out upon a change in control. RSUs that are not vested on the date the director leaves our Board of Directors will be forfeited.

Deferred Compensation Plan

In connection with the separation from our former parent, TEGNA, we adopted the Cars.com Deferred Compensation Plan (the “DCP”), and we, under the DCP, assumed liabilities of TEGNA under its deferred compensation plan relating to Jill, who became a director of Cars.com. Under the DCP, Jill had been given the opportunity to defer all or a portion of her compensation from TEGNA (including cash compensation and equity awards). The amounts Jill deferred were deemed invested in the investment options specified under the plan as designated by her, provided that deferrals of RSUs payable in our common stock are deemed to be invested in our common stock and will be paid in shares of our common stock. Amounts that she elected to defer into the DCP are generally paid at the time and in the form she elected.

Our Executive Officers

Our executive team strikes a critical balance between company veterans and new expertise. Both Alex, our Chief Executive Officer, and John Clavadetscher, our Chief Revenue Officer, have helped build Cars.com from launch, serving the company for almost 20 years. More recent members of the team include Becky Sheehan, our Chief Financial Officer, and Jim Rogers, our Chief Legal Officer. Other members of our executive team have experience in digital product development, online brand strategy, and redesigning customer experience at leading online companies including Twitter, Ticketmaster and Avant, an online lending company. Our executive team has the right skills to help us connect car buyers and car sellers more intelligently and efficiently, and to position Cars.com as the leading online automotive marketplace for buyers and sellers.

Prior to joining Cars.com in 2017, Becky was Executive Vice President and Chief Financial Officer of FTD, a company that sells flowers and gifts and whose brands include ProFlower and Interflora, where she also served in the office of the Chief Executive Officer. Revenues at FTD more than doubled, through organic expansion and acquisitions, during her tenure.

Prior to joining Cars.com in 2016, Jim served as Senior Vice President and General Counsel of Orbitz Worldwide. He oversaw legal, compliance, corporate communications and government relations at the company, including during its merger with Expedia, a process which included successfully overcoming federal regulator objections.

John has been an integral part of the Cars.com team since 1999. Since joining the first Cars.com product management team, he has held increasingly significant leadership positions in the Cars.com sales function during his tenure. He helped build the teams, systems and processes that accelerated our sales and grew our revenue, while adding significant value to our advertisers, consumers and owners.

More information on Alex, who is also a member of our Board of Directors, can be found above under “Proposal 1: Election of Directors – Meet the Director Nominees – T. Alex Vetter.” More information on Becky, Jim and John can be found below.

Becky Sheehan

Chief Financial Officer Age: 51

Becky has served as our Chief Financial Officer since January 2017. Prior to joining Cars.com, Becky served as the Executive Vice President and Chief Financial Officer of FTD Companies, Inc., a floral and gifting retailer, from November 2013, when it was spun out of United Online, Inc. as an independent public company, through December 2016. From July 2006 through November 2013, Becky served as the Executive Vice President and Chief Financial Officer of FTD Group, Inc. Prior to joining FTD Group, Inc., she had 19 years of experience in public accounting, including as an Audit Partner with Deloitte & Touche LLP and with Arthur Andersen LLP.

Becky is a certified public accountant and holds a BA in Accounting from Illinois State University.

James F. Rogers

Chief Legal Officer Age: 65

Jim has served as our Chief Legal Officer since October 2016. Prior to joining Cars.com, Jim served as the Senior Vice President and General Counsel for Orbitz Worldwide, Inc., a global online travel company, from August 2012 until November 2015, when Orbitz was sold to Expedia, Inc. Prior to Orbitz, Jim was the Senior Vice President and General Counsel for TLC Vision Corporation, a private equity-backed vision care company, from 2010 until 2012. Before joining TLC Vision Corporation, Jim was a partner with Latham & Watkins LLP. Prior to Latham & Watkins, Jim clerked for the Hon. Ruth Bader Ginsburg and for the Hon. Charles Clark. Jim currently serves as a member of the Board of Directors for The Appleseed Foundation and the Active Transportation Alliance.

Jim holds a JD from Columbia Law School, an MPA in Public Affairs from Princeton University and a BA in Economics from Yale University.

John Clavadetscher

Chief Revenue Officer Age: 44

John has served as our Chief Revenue Officer since February 2016 and has held various sales positions with the Company since 1999. John oversees the Company's local direct and major account businesses, which includes managing strategic relationships with over 20,000 dealer customers and partnerships with national dealer groups and over 30 car manufacturers.

John is responsible for setting the sales and customer acquisition and service strategy, ensuring the Company meets its revenue and retention goals. He currently oversees a sales network of approximately 450 people. John strives to create an environment that enables his team to succeed through training, development and communication, turning them into consultants who help their dealer customers better reach and influence today’s consumers through data-driven insights.

John received a BA in American Studies from Georgetown University, where he graduated Phi Beta Kappa.

Executive Compensation

The Compensation Committee is committed to the strong alignment of our executive pay programs with our stockholders’ interests, while ensuring we can attract and retain key talent in the organization. In this section, we describe the material components of our executive compensation program for our named executive officers (“NEOs”) for the years ended December 31, 2017 and 2016. Our NEOs are:

•	Alex, our President and Chief Executive Officer;
•	Becky, our Chief Financial Officer; and
•	Jim, our Chief Legal Officer.

2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Stock Options ($)(3)	Non-Equity Plan Compensation ($)(4)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Alex Vetter	2017	516,667	320,411	3,000,032	-	462,160	-	10,800	4,310,070
President and CEO	2016	412,500	284,964	159,996	340,001	300,000	-	10,200	1,507,661
Becky Sheehan	2017	479,486	250,000	2,100,005	-	459,617	-	833	3,289,941
Chief Financial Officer	2016	-	-	-	-	-	-	-	-
Jim Rogers	2017	350,000	-	750,003	-	152,600	-	10,800	1,263,403
Chief Legal Officer	2016	66,410	-	-	-	23,094	-	-	89,504
(1)

For Alex, amounts in this column reflect payment under the Cars.com, LLC Long-Term Incentive Plan (the “LTIP”) that vested during the applicable year. Employer contributions under the LTIP are generally subject to a three-year vesting schedule and vest in three equal annual installments on each February 15 following the date the contribution was credited, subject to adjustment for deemed investment returns (positive or negative). Such amounts also vest upon a termination of employment by the Company without cause or by Alex for good reason. No new awards are being granted under the LTIP and the last contribution was credited in January 2015. For Becky, amounts in this column reflect a new hire bonus, which was subject to repayment upon her termination of employment for cause or her voluntary termination of employment, in each case, within 12 months of commencement of her employment.

(2)

Amounts in this column reflect the grant date fair value of TEGNA RSUs granted prior to June 2017 and Cars.com RSUs granted in June 2017 and later, in each case computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”). These RSUs are valued based on the fair value of the underlying common stock on the date of grant (less, in the case of the TEGNA RSUs, the present value of the expected dividends not received during the relevant incentive period). See Note 12 to our 2017 financial statements included in our 2017 Annual Report on Form 10-K, regarding assumptions underlying the valuation of these awards. There can be no assurance that the ASC 718 amounts shown in this column will ever be realized by an NEO.

(3)

Amount in this column reflects the 2016 accounting grant date fair value of the Cars.com, LLC Share Appreciation Rights (“SARs”). See Note 8 to our 2017 financial statements included in our 2017 Annual Report on Form 10-K, regarding assumptions underlying the valuation of these awards.

(4)

Amounts in this column reflect payments under the annual incentive program. The 2017 program offered incentive opportunities linked to the attainment of (a) our annual revenue and adjusted EBITDA goals and (b) each participant’s individual performance factor. Annual incentive bonuses are designed to reflect individual and company performance during the past year.

(5)

Amounts in this column reflect matching contributions to 401(k) accounts. Cars.com, LLC maintains a 401(k) plan for the benefit of its employees, including the NEOs. Each participant may defer eligible compensation subject to the statutory limits. For 2017, we matched 100% of each participant’s contributions up to 3% of such participant’s related eligible compensation, and then 50% of each participant’s contributions up to the next 2% of such participant’s related eligible compensation.

Outstanding Equity Awards at 2017 Fiscal Year End

The following table summarizes the outstanding equity awards held by the NEOs at December 31, 2017.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
Alex Vetter	-	88,773	(1), (2)	-	13.12	12/31/2018 (4)	-	-		-	-
	-	111,421	(1), (3)	-	12.00	12/31/2017 (4)	-	-		-	-
	-	-		-	N/A	N/A	109,888	3,169,170	(5)	-	-
Becky Sheehan	-	-		-	N/A	N/A	68,307	1,969,974	(6)	-	-
Jim Rogers	-	-		-	N/A	N/A	24,396	703,581	(6)	-	-

(1)

These amounts represent SARs with respect to membership units of Cars.com, LLC, our operating company, granted under the Cars.com Share Appreciation Rights Plan (the “SAR Plan”) prior to the separation from our former parent company TEGNA. SARs have a three-year performance period. Awards vest in three equal tranches, with one-third of the total award vesting on each anniversary of the beginning of the performance period. Upon a termination of employment due to death, disability or retirement, a prorated portion of the SAR award vests based on the number of full months completed in the performance period. Upon a termination of employment for cause, both vested and unvested SARs are forfeited. The payout after the applicable performance period is based on the number of SARs multiplied by the excess of (a) the fair market value of Cars.com, LLC (as determined pursuant to the SAR Plan, including adjustments made by the SAR Plan administrator to reflect the DealerRater acquisition and the one-time cash payment made to our former parent TEGNA at the time of the separation) divided by 179,163,000 (the notional number of units of Cars.com, LLC under the SAR Plan) over (b) the base value (exercise price as set forth in the table).

(2)	These amounts represent SARs, which vest in three equal installments on January 1, 2017, 2018 and 2019, subject to continued employment.
(3)	These amounts represent SARs which vest in three equal installments on January 1, 2016, 2017 and 2018, subject to continued employment.
(4)	The date listed under Option Expiration Date reflects the end of the SARs performance period after which settlement of the SARs occurs within 60 days.
(5)

These amounts represent 2,978 RSUs which will generally vest in two equal installments on December 31, 2018 and 2019 and which vested shares will be delivered to Alex upon the earliest to occur of his termination of employment, a change in control of the Company, and December 31, 2019; 48,792 RSUs which will generally vest in three equal installments on December 31, 2018, 2019, and 2020; and 58,118 RSUs which will generally vest in four equal installments on June 9, 2018, 2019, 2020, and 2021. The value of the RSUs reflected in the table is based on the product of the number of RSUs multiplied by $28.84, the closing price of a share of our common stock on December 29, 2017. There can be no assurance that the amounts shown in the table will ever be realized by an executive officer. In addition, on December 31, 2017, RSUs in respect of 17,752 shares held by Alex vested and are not reflected in the table. Of these shares, 16,263 (10,799, net of tax withholding) were released to Alex and the remaining 1,489, net of tax withholding, will be delivered to him upon the earliest to occur of his termination of employment, a change in control of the Company, and December 31, 2019.

(6)

These amounts represent RSUs which will vest in three equal installments on December 31, 2018, 2019 and 2020. The value of the RSUs reflected in the table is based on the product of the number of RSUs multiplied by $28.84, the closing price of a share of our common stock on December 29, 2017. There can be no assurance that the amounts shown in the table will ever be realized by an executive officer. In addition, on December 31, 2017, RSUs in respect of 22,769 and 8,131 shares held by Becky and Jim, respectively, vested and are not reflected in the table.

Employment Arrangements

We have agreements or offer letters with Alex, Becky and Jim regarding their employment. Each of these is summarized below.

Letter Agreement with Alex Vetter

On November 2, 2016, Alex entered into an offer letter, which superseded his employment agreement dated November 4, 2014. Under the terms of the offer letter, effective as of the day after the distribution, Alex’s annual base salary was increased to $550,000 and his target annual bonus was 110% of his base salary. After the distribution, we made a long-term award that is in addition to his 2017 TEGNA RSU award so that the total target value of his long-term awards for 2017 was approximately $3 million. His letter agreement also provides that in the event that he is involuntarily terminated from employment without cause, he will continue to vest for 18 months in his long-term incentive awards granted after November 2, 2016. His pre-November 2, 2016 long term-incentive awards remain subject to the terms of his November 4, 2014 employment agreement which provide for 100% vesting and payment in the event of termination by us without cause or by Alex for good reason.

Alex’s letter agreement also provided for participation in an executive severance plan and change in control severance plan as described below.

Offer Letters with Other NEOs

We entered into offer letters with Becky and Jim, which provided for annual base salaries of $500,000 and $350,000, respectively, and target annual bonuses of 100% and 50% of annual base salary, respectively, as well as long-term incentive opportunities. In addition, in connection with commencing employment with Cars.com, LLC, Becky received a cash payment of $250,000, which was subject to repayment upon her termination of employment for cause or her voluntary termination of employment, in each case, within 12 months of commencing employment. Becky’s offer letter also provided for participation in an executive severance plan and change in control plan, of which Jim is also a participant. In connection with their employment, both Becky and Jim entered into our standard form of restrictive covenant agreement.

Severance Arrangements

On June 17, 2017, we adopted the Cars.com Inc. Change in Control Severance Plan (the “CIC Severance Plan”) and the Cars.com Inc. Executive Severance Plan (the “Executive Severance Plan”) (together, the “Severance Plans”). There is no duplication of benefits between the Severance Plans and participants who have a qualifying termination of employment under both Severance Plans receive benefits from the CIC Severance Plan and not from the Executive Severance Plan. Participants in the Severance Plans are generally selected by the Compensation Committee and currently include Alex, Becky, Jim and certain other key employees.

Under the CIC Severance Plan, a participant who, in connection with a change in control of the Company or within two years following a change in control, experiences an involuntary termination without cause or voluntarily terminates his or her employment for good reason, would receive a lump sum amount equal to the sum of (1) any unpaid base salary and bonus through the date of termination and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date, as well as outplacement benefits. Additionally, participants would receive a lump sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12-month period immediately prior to the change in control, and (2) the participant’s average annual bonus earned for the three fiscal years preceding the termination (or, if higher, the three fiscal years preceding the change in control). The severance multiple for Alex is 2.0 and 1.5 for each of Becky and Jim. A participant will also receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by 24 for Alex and 18 for each of Becky and Jim.

The CIC Severance Plan does not provide excise tax gross-ups on payments to participants.

Under the Executive Severance Plan, a participant who experiences an involuntary termination of employment without cause would receive a lump-sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of the participant’s annual base salary and average annual bonus earned for the three fiscal years immediately preceding the termination. The severance multiple is 1.5 for Alex and 1.0 for each of Becky and Jim. The participant would also receive a lump sum amount equal to the sum of (1) any unpaid base salary and bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination based on actual performance. Additionally, the participant would generally receive 12-months continued vesting under equity awards (18 months for Alex for awards granted on or after November 2, 2016 with his employment agreement providing vesting for earlier grants). A participant will also receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by 18 for Alex and 12 for each of Becky and Jim.

Both the CIC Severance Plan and the Executive Severance Plan provide that severance payments are contingent upon the participant’s execution of a release of claims in favor of the Company and its affiliates and reaffirming restrictive covenants in other agreements or providing covenants restricting the participant’s solicitation of employees, disparagement of the Company and its affiliates, and disclosure of confidential information and with respect to the Executive Severance Plan, restricting the participant’s competition.

In addition, RSUs awarded to Alex, Becky and Jim provide for pro-rata vesting upon death and disability as well as with respect to retirement for those RSUs converted from TEGNA RSUs. RSUs also provide for vesting upon a change in control if the RSUs are not continued or assumed in connection with the change in control and upon a termination by the Company without cause or by the named executive for good reason within two years after a change in control if the RSUs are continued or assumed in connection with the change in control.

Under our annual incentive plan, if a participant’s employment is terminated involuntarily during a performance year due to death or disability, such participant will be eligible for a prorated portion of his or her bonus, as determined based on actual performance and the number of days completed in the performance year. If a participant’s employment is terminated for any other reason during a performance year, no award shall be payable to such participant in respect of such year.

Stock Ownership Guidelines

The Company is committed to fostering a compensation structure that aligns executives’ interests with those of its stockholders. As a key part of these alignment efforts, the Compensation Committee expects each senior executive to acquire and maintain a meaningful level of investment in our common stock. The required levels of senior executive stock ownership are reviewed by the Nominating and Corporate Governance Committee and approved by the Board of Directors. Senior executives are expected to hold shares (at least 50% of the net shares after shares are withheld by the Company in payment of withholding taxes) received from Cars.com as compensation until the stock ownership requirements are met. The following table reflects the minimum guideline for the senior officers, including the NEOs, as of December 31, 2017.

Executive	Minimum Guideline Multiple of Base Salary
President and Chief Executive Officer	5x
Chief Financial Officer	2x
Chief Legal Officer and direct reports to the President and Chief Executive Officer	1x

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as the independent certified public accountants to audit the accounts of the Company and its subsidiaries for the fiscal year that began on January 1, 2018. Our Board of Directors is seeking stockholder ratification of this appointment at the Annual Meeting. Our Amended and Restated Bylaws do not require that stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm however, we are seeking ratification because we believe it is a good corporate governance practice.

Ernst & Young LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. A representative of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. He or she will be available to answer appropriate questions.

Stockholder Approval Required

Our Amended and Restated Bylaws do not require that stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but in its discretion, may choose to retain Ernst & Young LLP as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes will have no effect on the outcome of this proposal because the non-votes are not considered in determining the number of votes necessary for approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2018.

Fees of Independent Registered Public Accounting Firm

The following table sets forth aggregate fees billed or expected to be billed for services rendered by Ernst & Young LLP for fiscal year 2017, inclusive of out of pocket expenses. Fees billed by Ernst & Young LLP to the Company’s former parent, TEGNA, for periods prior to the May 31, 2017 date of the separation are not included below:

Type of Fees	FY 2017 ($ in thousands)
Audit Fees(1)	1,012
Audit-Related Fees(2)	263
Tax Fees(3)	103
All Other Fees	0
Total	1,378

(1)

Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated and combined financial statements; reviews of the Company’s unaudited condensed consolidated and combined interim financial statements; services associated with the review of registration statements and related issuances of consents and other services related to SEC matters.

(2)	Consultations on future matters and ASC 606 implementation and financial due diligence related to mergers and acquisitions.
(3)	Includes the aggregate fees for professional services rendered for tax due diligence related to mergers and acquisitions.

Report of the Audit Committee

The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee appoints and is responsible for setting the compensation of the Company’s independent registered public accounting firm. The Audit Committee also provides oversight of the Company’s internal audit function, including the review of proposed audit plans and the coordination of such plans with the Company’s independent registered public accounting firm. The Audit Committee oversees the adequacy and effectiveness of the Company’s accounting and financial controls and the guidelines and policies that govern the process by which the Company undertakes financial, accounting and audit risk assessment and risk management. The Audit Committee also is responsible for reviewing compliance with our ethics reporting guidelines and assuring appropriate disclosure of any waiver of or change in such guidelines for executive officers, and for reviewing such guidelines on a regular basis and proposing or adopting additions or amendments thereto as appropriate. In connection with our ethics reporting guidelines, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of any accounting or auditing concerns. The Audit Committee operates under a formal written charter that has been adopted by the Board of Directors.

The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. Under this policy, particular services or categories of services have been pre-approved, subject to a specific budget. At least annually, the Audit Committee will review and approve the list of pre-approved services and the maximum threshold cost of performance of each. The Audit Committee is provided with a status update on all Ernst & Young LLP services periodically throughout the year and discusses such services with management and Ernst & Young LLP. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of the independent registered public accounting firm.

In connection with its review of the Company’s 2017 audited financial statements, the Audit Committee received from Ernst & Young LLP (the “Auditor”) written disclosures and the letter regarding the Auditor’s independence in accordance with applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), including a detailed statement of any relationships between the Auditor and the Company that might bear on the Auditor’s independence, and has discussed with the Auditor its independence. The Audit Committee considered whether the provision of non-audit services by the Auditor is compatible with maintaining the Auditor’s independence. The auditor stated that it believes it is in full compliance with all of the independence standards established by the various regulatory bodies. The Audit Committee also discussed with the Auditor various matters required to be discussed by PCAOB Auditing Standards No. 1301, including, but not limited to, the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, the Auditor’s conclusions regarding the reasonableness of those estimates and the disclosures included in the financial statements.

The Audit Committee met with management, the Company’s internal auditors and representatives of the Auditor to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2017. Based on such review and discussion, and based on the Audit Committee’s reviews and discussions with the Auditor regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and the Board of Directors has approved that recommendation.

Audit Committee of the Board of Directors

Donald A. McGovern, Jr., Chairman
Jill Greenthal
Thomas Hale
Greg Revelle (appointed to the Audit Committee on March 21, 2018)
Bala Subramanian (appointed to the Audit Committee on March 21, 2018)

Security Ownership

Security Ownership of Directors, Named Executive Officers and Executive Officers

The following table and accompanying footnotes set forth information as of March 22, 2018 with respect to the beneficial ownership of (i) each of our directors, (ii) each of our NEOs and (iii) all of our executive officers and directors, as a group. The percentage of beneficial ownership for the following table is based on 71,864,619 shares of Common Stock were outstanding as of March 22, 2018.

Unless otherwise noted, the address for each beneficial owner listed below is: c/o Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606.

Name of Beneficial Owner	No. of Shares Beneficially Owned	No. of Vested Stock Units		Percentage of Shares Beneficially Owned
Directors:
Jerri DeVard	-	5,812	(1)	*
Scott Forbes	-	8,718	(2)	*
Jill Greenthal	-	8,374	(3)	*
Thomas Hale	-	5,812	(1)	*
Donald A. McGovern, Jr.	-	5,812	(1)	*
Greg Revelle	-	5,812	(1)	*
Bala Subramanian	-	1,893	(4)	*

Named Executive Officers:
Alex Vetter	10,799	2,977	(5)	*
Becky Sheehan	15,203	-	(6)	*
Jim Rogers	5,293	-	(7)	*
All directors and executive officers as a group (11 persons)	32,280	46,028

*Less than one percent.

(1)

Represents shares of our common stock underlying RSUs that vest within 60 days. The shares of our common stock underlying these RSUs will be delivered upon termination of service from our Board of Directors.

(2)

Represents shares of our common stock underlying RSUs that vest within 60 days. The shares of our common stock underlying these RSUs will be delivered upon termination of service from our Board of Directors. Scott holds an aggregate amount of 20,342 RSUs, including 11,624 RSUs that will not have vested within 60 days.

(3)

Represents shares of our common stock underlying 1,238 vested RSUs and 969 RSUs that vest within 60 days. The shares of our common stock underlying these RSUs will be delivered upon termination of service from our Board of Directors. Also includes (i) 1,824 vested RSUs with delivery of the shares of underlying common stock deferred to October 2018 and (ii) 3,257 vested RSUs and 1,086 RSUs vesting within 60 days with delivery of the shares of underlying common stock deferred to October 2019. Jill holds an aggregate amount of 8,374 RSUs.

(4)

Represents shares of our common stock underlying RSUs that vest within 60 days. The shares of our common stock underlying these RSUs will be delivered upon the earlier of (i) termination of service from our Board of Directors or (ii) March 20, 2021.

(5)

Represents shares of our common stock underlying vested RSUs. Alex holds an aggregate amount of 182,594 RSUs and 63,090 (based on target achievement) unearned performance-based restricted stock units (“PSUs”), including 179,617 RSUs and 63,090 unearned PSUs that will not have vested within 60 days.

(6)	In addition, Becky holds 101,406 RSUs and 29,947 (based on target achievement) unearned PSUs that will not have vested within 60 days.
(7)	In addition, Jim holds 35,566 RSUs and 10,106 (based on target achievement) unearned PSUs that will not have vested within 60 days.

Security Ownership of Certain Other Beneficial Owners

The following table and accompanying footnotes set forth information about persons we know to be beneficial owners of more than 5% of our issued and outstanding common stock as of March 22, 2018. The percentage of beneficial ownership for the following table is based on 71,864,619 shares of our common stock outstanding as of March 22, 2018.

Unless otherwise noted, each of the beneficial owners listed below has, to our knowledge, sole voting and investment power for the indicated shares of our common stock.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Shares Beneficially Owned
Blackrock, Inc.(1)	7,641,884	10.63%
Starboard Value LP(2)	6,377,000	8.87%
The Vanguard Group(3)	5,711,515	7.95%
Fairpointe Capital LLC(4)	3,983,161	5.54%
Investec Asset Management Ltd(5)	3,735,341	5.20%
(1)

As of December 31, 2017, based solely on Amendment No. 1 to Schedule 13G Amendment No. 1 filed on January 29, 2018 by BlackRock, Inc. and its subsidiaries (BlackRock (Luxembourg) S.A., BlackRock (Netherlands ) B.V., BlackRock Advisors UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors (owns 5% or greater), BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Life Limited). BlackRock, Inc. has sole voting power over 7,491,510 shares and sole dispositive power over 7,641,884 shares. The business mailing address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)

As of March 22, 2018, based solely on Amendment No. 4 to the Schedule 13D jointly filed on March 26, 2018 by Starboard Value LP ("Starboard Value LP"), Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC ("Starboard S LLC"), Starboard Value and Opportunity C LP ("Starboard C LP"), Starboard Value R LP ("Starboard R LP"), Starboard Value R GP LLC ("Starboard R GP"), Starboard Value GP LLC ("Starboard Value GP"), Starboard Principal Co LP ("Principal Co."), Starboard Principal Co GP LLC ("Principal GP"), Jeffrey C. Smith, Mark R. Mitchell and Peter A. Feld. Starboard R LP has sole voting and dispositive power over 316,276 shares and is the general partner of Starboard C LP, which has sole voting and dispositive power over 316,276 shares. Starboard R GP has sole voting and dispositive power over 316,276 shares and is the general partner of Starboard R LP. Starboard Value LP has sole voting and dispositive power over 6,377,000 shares and is the investment manager of Starboard V&O Fund, which has sole voting and dispositive power over 4,754,300 shares, Starboard C LP and of a certain managed account known as the Starboard Value LP Account and the manager of Starboard S LLC, which has sole voting and dispositive power over 563,533 shares. Starboard Value GP has sole voting and dispositive power over 6,377,000 shares and is the general partner of Starboard Value LP. Principal Co., which has sole voting and dispositive power over 6,377,000 shares, is a member of Starboard Value GP. Principal GP has sole voting and dispositive power over 6,377,000 shares and is the general partner of Principal Co. Each of Mr. Smith, Mr. Mitchell and Mr. Feld have shared voting and shared dispositive power over 6,377,000 shares and are members of Principal GP and members of the Management Committee of each of Starboard Value GP and Principal GP.. The business mailing address for each of Starboard S LLC, Starboard C LP, Starboard R LP, Starboard R GP, Starboard Value LP, Starboard Value GP, Principal Co., Principal GP, Mr. Smith, Mr. Mitchell and Mr. Feld is 777 Third Avenue, 18th Floor, New York, New York 10017. The business mailing address for Starboard V&O Fund is 89 Nexus Way, Camana Bay, P.O. Box 31106, Grand Cayman KY1-1205, Cayman Islands.

(3)

As of December 31, 2017, based solely on Schedule 13G filed on February 12, 2018 by The Vanguard Group, Inc. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 73,738 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 23,302 shares as a result of its service as investment manager of Australia investment offerings. The business mailing address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

As of December 3, 2017, based solely on Schedule 13G filed on February 7, 2018 by Fairpointe Capital LLC. Fairpointe Capital LLC has sole voting power over 3,826,198 shares, shared voting power over 53,463 shares and sole dispositive power over 3,983,161 shares. The business mailing address for Fairpointe Capital LLC is One N. Franklin, Suite 3300, Chicago, Illinois 60606.

(5)

As of February 12, 2018, based on Form TR-1: Standard form for notification of major holdings e-mailed on February 12, 2018 to the Company by Investec Asset Management Ltd. Investec Asset Management Ltd. has full voting rights over these shares. The business mailing address for Investec Asset Management Ltd. is Woolgate Exchange, 25 Basinghall Street, London, England EC2V 5HA.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under these rules, a person is deemed a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of the security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be acquired this way are deemed to be outstanding for purposes of computing a person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities to which that person has no economic interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to report to the SEC their ownership of our common stock and changes in that ownership. We reviewed copies of reports filed pursuant to Section 16(a) of the Exchange Act. Based solely upon that review, we believe that during 2017, all required filings were timely made in accordance with the requirements of the Exchange Act, except that Todd Mayman, who served as a director and officer of the Company prior to the separation, filed his Form 3 late on June 7, 2017 for a transaction that took place on May 12, 2017.

Certain Relationships and Related Person Transactions

Agreements with TEGNA

On May 31, 2017, the Company completed the legal and structural separation of the digital automotive marketplace business from its former parent, TEGNA, and became an independent public company (the “separation”). Following the separation, Cars.com and TEGNA operate separately, each as an independent public company. Prior to the separation, we entered into a separation and distribution agreement with TEGNA. In connection with the separation, we also entered into various other agreements to effect the separation and provide a framework for our relationship with TEGNA after the separation, including a transition services agreement, a tax matters agreement and an employee matters agreement. Each of these agreements is summarized below, which summaries are qualified in their entirety by reference to the full text of the applicable agreements, which are filed as exhibits with, and incorporated by reference into, our registration statement on Form 10, filed with the SEC on May 4, 2017.

In addition to the agreements entered into in connection with the separation, we continued to be party to an affiliation agreement with five local television stations owned by TEGNA in four markets with substantially similar terms to those affiliate agreements we had in place with the group of media organizations that formerly owned Classified Ventures, LLC, our predecessor and a content distribution agreement, whereby we granted TEGNA an exclusive, royalty-free license to distribute certain 90 second video segments in the Cars.com “Driving Smart” series in markets served by TEGNA broadcast television stations and certain websites, smartphone, tablet and internet television applications and other digital products. In January 2018 we transitioned one market owned by two television stations to our direct sales channel. We do not believe that the agreements with TEGNA are material to our business.

Separation and Distribution Agreement

The separation and distribution agreement identified the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to each of Cars.com and TEGNA as part of the separation. Specifically, the separation and distribution agreement provided that we would make a cash transfer of $650 million to TEGNA or one or more of its wholly owned subsidiaries, and that TEGNA would distribute to its stockholders that held TEGNA common stock as of the record date for the distribution all of the issued and outstanding shares of our common stock on a pro rata basis (the “distribution”). The separation and distribution agreement also governed other matters, including access to financial and other information, confidentiality, access to and provision of records and the treatment of outstanding guarantees and similar credit support.

Transition Services Agreement

Pursuant to the transition services agreement, TEGNA and its subsidiaries provide certain services to us on an interim, transitional basis. These services include tax, human resource and risk management consulting services, and certain other short-term services to complete a limited number of ongoing analysis projects. The agreed upon charges for such services generally allow TEGNA to recover all costs and expenses of providing such services, and such charges are not material to us or TEGNA.

The transition services agreement terminates on the expiration of the term of the last service provided thereunder, with a minimum service period of 60 days and a maximum service period of 24 months. Most services are expected to last for less than the maximum service period following the separation. Generally, we can terminate a particular service prior to the scheduled expiration date, subject to the minimum service period and a minimum notice period of 45 days.

Tax Matters Agreement

The tax matters agreement governs our and TEGNA’s respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters. If a failure of the distribution to qualify as a tax-free transaction for U.S. federal income tax purposes is attributable to our action or inaction or TEGNA’s action or inaction, as the case may be, or any event (or series of events) involving our or TEGNA’s assets or stock, the resulting liability will be borne in full by us or TEGNA, respectively.

Our obligations under the tax matters agreement are not limited in amount or subject to any cap. Further, even if we are not responsible for tax liabilities of TEGNA and its subsidiaries under the tax matters agreement, we nonetheless could be liable under applicable tax law for such liabilities if TEGNA were to fail to pay them. If we are required to pay any liabilities under the circumstances set forth in the tax matters agreement or pursuant to applicable tax law, the amounts may be significant.

The tax matters agreement also contains restrictions on our ability to take actions that could cause the distribution and related transactions to fail to qualify as a tax-free transaction for U.S. federal income tax purposes, including entering into, approving or allowing any transaction that results in a sale or other disposition of a substantial portion of our assets or stock and the liquidation or dissolution of our Company and certain of our subsidiaries. Until two years after the distribution, unless we obtain a private letter ruling from the IRS or an unqualified opinion of a nationally recognized law firm that such action will not cause the distribution or certain related transactions to fail to qualify as tax-free transactions for U.S. federal income tax purposes and such letter ruling or opinion, as the case may be, is acceptable to TEGNA or TEGNA waives our obligation to obtain such ruling or opinion, we are prohibited from:

•	entering into any transaction resulting in the acquisition of all or a portion of our stock or assets, whether by merger or otherwise;
•	merging, consolidating or liquidating;
•	issuing equity securities beyond certain thresholds;
•	repurchasing our capital stock beyond certain thresholds; and
•	ceasing to actively conduct our business.

Notwithstanding receipt of a ruling or opinion described above, in the event that such action causes the distribution or certain related transactions to fail to qualify as a tax-free transaction for U.S. federal income tax purposes, we will continue to remain responsible for taxes arising therefrom.

Employee Matters Agreement

The employee matters agreement allocates liabilities and responsibilities to us and TEGNA relating to employment matters, employee compensation and benefits plans and programs and other related matters. The employee matters agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.

The employee matters agreement provides that, unless otherwise specified, we are responsible for liabilities associated with employees employed by us following the separation and former employees whose last employment was with our business, and TEGNA is responsible for all other current and former TEGNA employees.

The employee matters agreement provided for the conversion of the outstanding awards granted under TEGNA’s equity compensation programs into adjusted awards relating to shares of TEGNA and/or our common stock. The adjusted awards are generally subject to substantially the same terms, vesting conditions, post-termination exercise rules and other restrictions that applied to the original TEGNA award immediately before the separation.

In addition, under the employee matters agreement, we agreed to recognize the service of each employee employed by us following the separation and each former employee whose last employment was with the Cars.com businesses to the same extent as recognized by TEGNA prior to the separation. Further, the employee matters agreement provides that, for one year following the separation, TEGNA will not solicit current or certain former Cars.com employees and we will not solicit current or certain former TEGNA employees, subject to customary exceptions.

Transactions with Related Persons

We have adopted a related person transaction policy to provide a framework for evaluation of potential transactions involving the Company with a value in excess of $120,000 in any year in which any director, director nominee, executive officer or beneficial owner of more than 5% of our outstanding common stock, or any of their respective immediate family members, has or had a direct or indirect interest, other than as a director or less than 10% owner of an entity involved in the transaction. Under this policy, the Chief Legal Officer must advise the Audit Committee of any related person transaction of which he or she becomes aware. The Audit Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Audit Committee will consider all relevant information available to it and, as appropriate, take into consideration:

•	the size of the transaction and the amount payable to the related person;
•	the nature of the interest of the related person in the transaction;
•	whether the transaction may involve a conflict of interest;
•	the purpose, and the potential benefits to the Company, of the transaction;
•	whether the transaction was undertaken in the ordinary course of business; and
•

whether the transaction involved the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

We were a wholly owned subsidiary of TEGNA prior to the separation, and the Audit Committee did not approve the transactions described above under “Agreements with TEGNA.”

Miscellaneous

Stockholder Proposals

General

If a stockholder intends to submit any proposal for inclusion in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”), the proposal must be received by our Corporate Secretary no later than December 14, 2018. To be eligible to submit such a proposal for inclusion in the Company’s proxy statement for an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either (i) at least $2,000 in market value or (ii) 1% of the shares of our common stock entitled to be voted on the proposal, must have held such shares for at least one year and must continue to hold such shares through the date of such annual meeting. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which the Company is permitted to exclude proposals and other matters governed by such rules and regulations.

Advance Notice

Separate from the requirements of Rule 14a-8, relating to the inclusion of a stockholders’ proposal in the Company’s proxy statement, our Amended and Restated Bylaws require advance notice for a stockholder to bring nominations of directors or any other business to be considered at any annual meeting of stockholders. Specifically, our Amended and Restated Bylaws require that stockholders wishing to nominate candidates for election as directors or propose any other business to be considered at the 2019 Annual Meeting of Stockholders must notify us of their intent in a written notice delivered in care of the Company’s Corporate Secretary at our principal executive offices not earlier than the close of business on January 18, 2019 and no later than the close of business on February 17, 2019.

Stockholder’s Notice

To be in proper form, a stockholder’s notice must also include the specified information described in our Amended and Restated Bylaws. You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in our Amended and Restated Bylaws, we may disregard such nomination or proposal.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are stockholders may be householding the Company’s proxy materials. If you receive a householding notification from your broker, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by your broker. Once you receive notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, if you receive a householding notification and wish to receive a separate annual report or proxy statement at your address, you should also contact your broker directly.

Other Matters That May Come Before the Annual Meeting

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the proxy holders to vote the shares represented by all valid proxies in accordance with their discretion on such matters.

For the Board of Directors

James F. Rogers
Chief Legal Officer and Corporate Secretary

Chicago, Illinois
April 13, 2018

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000373804_1 R1.0.1.17 For Withhold For All All All Except The Board of Directors recommends you vote FOR each of the eight (8) Director Nominees listed in Proposal 1. 1. Election of Directors Nominees 01 Jerri DeVard 02 Scott Forbes 03 Jill Greenthal 04 Thomas Hale 05 Donald A. McGovern Jr. 06 Greg Revelle 07 Bala Subramanian 08 T. Alex Vetter CARS.COM INC. 300 S. RIVERSIDE PLAZA, SUITE 1000 CHICAGO, ILLINOIS 60606 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/17/2018 for shares held directly and by 11:59 P.M. ET on 05/15/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET 05/17/2018 for shares held directly and by 11:59 P.M. ET on 05/15/2018 for shares held in a Plan. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 Ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent certified public accountants for fiscal year 2018. NOTE: In their discretion, the proxy holders are authorized to vote upon such other business, if any, as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000373804_2 R1.0.1.17 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com CARS.COM INC. Annual Meeting of Shareholders May 18, 2018 09:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Cars.com Inc., a Delaware corporation, revoking all prior proxies, hereby appoints Becky Sheehan and James F. Rogers, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders scheduled to be held at 9:00 AM, CDT on May 18, 2018 at the offices of Latham & Watkins LLP, 330 N. Wabash Avenue, Suite 2800, Chicago, Illinois 60611, and at any and all postponements or adjournments thereof, upon all matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting, receipt of which is hereby acknowledged, and upon any other business that may properly come before such Annual Meeting and any adjournments or postponements thereof. If this proxy card is properly executed, the shares represented by this proxy card will be voted as directed on the reverse side, but if no such direction is made, the proxies named above will be voted in accordance with the Board of Directors' recommendations. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR BY TELEPHONE. Continued and to be signed on reverse side